Exhibit 99.1

Execution Version

AMENDED & RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

CCF HOLDINGS LLC

THIS AMENDED & RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of CCF Holdings LLC, a Delaware limited liability company (the “Company”) is made as of December 12, 2018 (the “Effective Date”), by and among the Company and each of the Members (as defined below).

R E C I T A L S:

WHEREAS, the Company and its prior member entered into that certain Limited Liability Company Agreement, dated as of November 16, 2018 (the “Original LLC Agreement”);

WHEREAS, in connection with the transactions contemplated by the Restructuring Agreement (as defined below), the prior member forfeited its interests in the Company and the Members collectively own all of the issued and outstanding Units (as defined below); and

WHEREAS, the Members desire to amend and restate the Original LLC Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants hereinafter set forth, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1       Terms and Meanings.  The following terms used in this Agreement shall have the following meanings:

“Act” means the Delaware Limited Liability Company Act, as amended or succeeded from time to time.

“Additional Class B Common Units” means a number of Class B Common Units such that, immediately after their issuance in accordance with Section 3.4, the total amount of Class B Common Units issued and outstanding shall represent the same percentage of all outstanding Common Units (other than Class C Common Units and Class M Common Units) outstanding immediately prior to the issuance of such additional Class B Common Units in accordance with Section 3.4.

“Additional Class C Common Units” means a number of Class C Common Units such that, immediately after their issuance in accordance with Section 3.5, the total amount of Class C Common Units issued and outstanding shall represent the same percentage of all outstanding Common Units outstanding immediately prior to the issuance of such additional Class C Common Units in accordance with Section 3.5.

“Additional Class M Common Units” means a number of Class M Common Units such that, immediately after their issuance in accordance with Section 3.6, the total amount of Class M Common Units issued and outstanding shall represent the same percentage of all outstanding Common Units outstanding immediately prior to the issuance of such additional Class M Common Units in accordance with Section 3.6.  For these purposes, outstanding Class C Common Units shall be deemed (i) prior to the Class C Distribution Trigger Event to represent zero percent (0%) of the Common Units then outstanding and (ii) from and after the Class C Distribution Trigger Event to represent the number of Class C Common Units then outstanding.

“Additional Financing Units” means, subject to the Additional Financing Units Cap, any Units or other equity securities of the Company or any options, interests, warrants or similar instruments representing rights to acquire Units or other equity securities of the Company issued to a commercial bank, financial institution, investment firm or other third party in connection with the provision of debt financing to the Company and/or is Subsidiaries.

“Additional Financing Units Cap” means the total number of issued and outstanding Additional Financing Units that when added to the total amount of Class B Common Units immediately outstanding after the issuance of the Additional Financing Units shall not be greater than fifteen percent (15%) of all issued and outstanding Units (other than Class C Common Units and Class M Common Units).

“Affiliate” when used with respect to a specified Person, means another Person that either directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified; provided that, solely for purposes of this Agreement, (i) Unitholders advised by investment advisers under common control shall be deemed to be “Affiliates”, (ii) any fund or account managed by or advised by Allianz Noteholder or any of its affiliates shall be deemed to be an “Affiliate” of Allianz Noteholder and (iii) any fund or account managed by or advised by SMH Noteholder or any of its affiliates (including in its capacity as sub-investment manager or advisor) shall be deemed to be an “Affiliate” of SMH Noteholder.  For purposes of this definition, “control” (and its derivatives) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of equity, voting or other interests, as trustee, executor or otherwise.

“Allianz Noteholder” means Allianz Global Investors U.S. LLC, a Delaware limited liability company.

“Approved Sale” has the meaning set forth in Section 9.4(a).

“beneficially own” (and related terms such as “beneficial ownership”, “beneficial owner” and “beneficial holder” has the meaning given to such term in Rule 13d-3 under the Exchange Act, and any Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule.

“Board” means the Board of Managers of the Company.

“Bondholder Intermediate Holdco” means CCF Intermediate Holdings LLC, a Delaware limited liability company.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“CCFI” means Community Choice Financial Inc., an Ohio corporation.

“Certificate of Formation” has the meaning set forth in Section 2.1.

“Change of Control Transaction” means the consummation of: (i) any recapitalization or reclassification of the Common Units or a similar transaction concerning the Common Units (other than changes resulting from a subdivision, stock split or stock combination or additional issuances) as a result of which the Class A Common Units would be or are converted into, or exchanged for, stock, other securities, other property or assets; (ii) any equity interest exchange, consolidation or merger of the Company pursuant to which all or any portion of the Common Units (other than a transaction affecting solely Class C Common Units or Class M Common Units) will be converted into cash, securities or other property or assets; or (iii) the sale, lease or transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s Subsidiaries, a Qualified Noteholder or a Former Qualified Noteholder; (iv) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than a Qualified Noteholder or a Former Qualified Noteholder, in a single transaction or in a related series of transactions, by way of merger, amalgamation, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of fifty percent (50%) or more of the total Voting Power of the Company (other than in the case of a redemption and subsequent issuance of Class B Common Units in accordance with and pursuant to Section 9.5), (v) any transaction, agreement, contract or understanding, whether or not conditional, of which the Board or senior management of the Company has become aware (upon such awareness), pursuant to which the power to appoint the majority of the Managers of the Board is transferred to a Person other than a Qualified Noteholder or a Former Qualified Noteholder, (vi) any merger, consolidation, refinancing or recapitalization of the Company as a result of which the beneficial holders, together with their Affiliates, of issued and outstanding equity securities (other than the Class C Common Units) of the Company immediately prior to such transaction own or control (or upon conversion of exercise of their equity securities, would own or control) less than a majority of (x) the equity securities (other than the Class C Common Units) or (y) the Voting Units (or upon conversion or exercise of such equity securities, would possess less than a majority of (x) the equity securities (other than the Class C Common Units) or (y) the Voting Units) of the continuing or surviving entity immediately after such transaction, (vii) any Specified Event, or (viii) any Substantially Transformative Transaction.  For the avoidance of doubt, (i) any redemption of the New PIK Notes for Class A Common Units at the election of the Company on and after a Company Option Event, (ii) the Class B Conversion Event, or (iii) any refinancing in accordance with and pursuant to Section 9.5 shall not constitute or result in a Change of Control Transaction.

“Class A Common Unit” means a Unit having the rights and obligations specified with respect to the Class A Common Units in this Agreement.

“Class A Common Units Percentage” means with respect to any holder of Class A Common Units at any particular time, the percentage equivalent of a fraction, the numerator of which is the total number of Class A Common Units held by such holder at such time and the denominator of which is the total number of Class A Common Units issued and outstanding at such time.

“Class B Common Unit” means a Unit having the rights and obligations specified with respect to a Class B Common Unit in this Agreement.

“Class B Common Units Percentage Interest” means with respect to any holder of Class B Common Units at any particular time, the percentage equivalent of a fraction, the numerator of which is the total number of Class B Common Units held by such holder at such time and the denominator of which is the total number of Class B Common Units issued and outstanding at such time.

“Class B Conversion Event” has the meaning set forth in Section 3.4.

“Class C Distribution Trigger Time” means the time at which the Closing Date Amount has been reduced to zero.

“Class C Common Unit” means a Unit having the rights and obligations specified with respect to a Class C Common Unit in this Agreement.

“Class C Common Units Percentage Interest” means with respect to any holder of Class C Common Units at any particular time, the percentage equivalent of a fraction, the numerator of which is the total number of Class C Common Units held by such holder at such time and the denominator of which is the total number of Class C Common Units issued and outstanding at such time.

“Class M Common Unit” means any Class M Common Unit issued to any Executive pursuant to a management incentive plan to be adopted by the Board.

“Class M Common Units Percentage Interest” means with respect to any holder of Class M Common Units at any particular time, the percentage equivalent of a fraction, the numerator of which is the total number of Class M Common Units held by such holder at such time and the denominator of which is the total number of Class M Common Units issued and outstanding at such time.

“Closing Date Amount” means, as of any date of determination, the following: (i) the aggregate amount of any and all claims (as defined in Section 101(5) of the Bankruptcy Code) that could have been asserted against CCFI as of the Effective Date under (x) that certain Indenture, dated as of April 29, 2011 (as amended, modified or supplemented from time to time) by and among CCFI, the subsidiary guarantors party thereto, and Computershare Trust Company, N.A., and Computershare Trust Company of Canada, together as indenture trustee, and Computershare

Trust Company, N.A., as collateral agent or (y) that certain Indenture, dated as of July 6, 2012 (as amended, modified or supplemented from time to time) by among CCFI, the subsidiary guarantors party thereto, and Computershare Trust Company, N.A., and Computershare Trust Company of Canada, together as indenture trustee, and Computershare Trust Company, N.A., as collateral agent, as of the Effective Date, minus (ii) the aggregate amount of any and all cash Distributions received through such date of determination on account of the Class A Common Units issued on the Effective Date and any Redemption Units, minus (iii) the aggregate amount of any cash payments and other consideration (the fair market value of which is determined by the Board) received through the date of determination on account of the New PIK Notes issued on the Effective Date (provided that, Redemption Units shall not be deemed or treated as consideration received on account of such New PIK Notes), plus (iv) the aggregate amount of interest accruing through the date of determination at the default rate specified in the applicable indenture described in clauses (i)(x) and (i)(y) of this definition on a daily basis on the net aggregate amount determined in accordance with clauses (i), (ii) and (iii) above, which interest shall be compounded semi-annually on the last day of the applicable calendar month in accordance with the applicable indenture.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Units” means the Class A Common Units, Class B Common Units, Class C Common Units and Class M Common Units.

“Common Units Percentage Interest” means with respect to any holder of Common Units at any particular time, the percentage equivalent of a fraction, the numerator of which is the total number of Common Units held by such holder at such time and the denominator of which is the total number of Common Units issued and outstanding at such time.

“Company” has the meaning set forth in the Preamble.

“Company Option Event” means the earlier of (i) the Business Day that is immediately prior to the expected or anticipated closing or effective date of a Change of Control Transaction and (ii) the date that is the fifth (5th) anniversary of the Effective Date, or, if such date is not a Business Day, the Business Day that is immediately prior to the fifth (5th) anniversary of the Effective Date.

“Covered Person” means a current or former Member or Manager, an Affiliate of a current or former Member or Manager, any Officer, director, shareholder, partner, member, employee, advisor, representative or agent of a current or former Member of Manager, or any of their respective Affiliates, and any current or former Officer, employee or agent (including, without limitation, any Transfer Agent) of the Company or any of its Affiliates.

“Debt Documents” means the New Secured Notes Indenture, the New PIK Notes Indenture and the New Revolving Credit Facility, as may be refinanced, supplemented, amended, amended and restated or otherwise modified from time to time.

“Distribution” means each distribution made by the Company to a Member, whether in cash, property or securities of the Company and whether by liquidating distribution,

redemption, repurchase or otherwise.

“Effective Date” has the meaning set forth in the Preamble.

“Employment Agreement” means, with respect to an Executive, any employment agreement or equity grant agreement between the Company or one of its Subsidiaries and such Executive, as amended, modified or supplemented from time to time, and as in effect from and after the Effective Date.

“Excess Cash” means, at any date of determination, an amount equal to (a) the cash and cash equivalents of the Company and its Subsidiaries as of the most recent date for which such information is available, less (b) the sum of the aggregate amount of Store Cash and Excluded Cash of the Company and its Subsidiaries as of such date.

“Exchange Act” means Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations.

“Excluded Cash” means, at any date of determination, an amount (reasonably determined in good faith) equal to the cash and cash equivalents of the Company and its Subsidiaries in respect of (i) payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of employees and accrued and unpaid employee compensation (including salaries, wages, benefits and expense reimbursements), (ii) all taxes required to be collected or withheld (including federal and state withholding taxes (including the employer’s share thereof), taxes owing to any governmental unit thereof, sales, use and excise taxes, customs duties, import duties and independent customs brokers’ charges), other taxes for which the Company or a Subsidiary is reasonably expected to become liable and (iii) any other fiduciary funds.

“Excluded Securities” means any of the following, in each case issued as permitted hereunder: (i) issuances or grants of Class M Common Units pursuant to a management incentive plan approved by the Board; (ii) issuances of Units pursuant to a bona fide Public Offering; (iii) issuances of Units in connection with a joint venture, partnership or other similar strategic relationship approved by the Board with such Persons; (iv) issuance of Units in connection with any equity split or reverse equity split or equivalent action by the Company; (v) issuances of Units in accordance with the Restructuring Agreement; (vi) issuance of Additional Financing Units; (vii) issuance of Redemption Units; (viii) issuance of Additional Class B Common Units; (ix) issuance of Additional Class C Common Units, and (x) issuance of Additional Class M Common Units.

“Executive” means an employee, Officer, Manager or director of the Company or its Subsidiaries or person performing similar functions with respect to any such entity from time to time from and after the Effective Date.

“Fiscal Year” means, except as otherwise provided in this definition, the twelve (12) month period commencing on January 1 of each calendar year and ending on December 31 of each calendar year.  To the extent any computation or other provision hereof provides for an action to be taken on the basis of a Fiscal Year, an appropriate proration or other adjustment shall be made in respect of the initial and final Fiscal Years to reflect that such periods are less than twelve (12) month periods.

“Former Qualified Noteholder” means any Qualified Noteholder as of the date of the New PIK Notes Redemption that, together with its Affiliates, beneficially owns thirty-five percent (35%) or more of the Voting Units immediately following the date of the New PIK Notes Redemption and continues to beneficially own thirty-five percent (35%) or more of the Voting Units thereafter as of the time of such determination.

“Independent Manager” means a Manager that would qualify as an “independent director” under the rules of the New York Stock Exchange as in effect on the date of determination, as reasonably determined in good faith by the majority of the other Managers then in office.

“Initial Class A Common Units” means the number of Class A Common Units equal to eighty-five percent (85%) of the sum of (i) the number of Initial Class A Common Units plus (ii) the number of Initial Class B Common Units.

“Initial Class B Common Units” means the number of Class B Common Units equal to fifteen percent (15%) of the sum of (i) the number of Initial Class A Common Units plus (ii) the number of Initial Class B Common Units.

“Initial Class C Common Units” means the number of Class C Common Units equal to five percent (5%) of the sum of (i) the number of Initial Class A Common Units plus (ii) the number of Initial Class B Common Units plus (iii) the number of Initial Class C Common Units.

“Initial Class M Common Units” means the number of Class M Common Units equal to an amount not greater than fifteen percent (15%) of the sum of (i) the number of Initial Class A Common Units plus (ii) the number of Initial Class B Common Units plus (iii) the number of Initial Class M Common Units.

“Manager” means a member of the Board.

“Mandatory Redemption Date Class A Common Units Outstanding” means the number of Class A Common Units that would be outstanding after the closing of a Public Offering of Class A Common Units, (A) after giving effect to (i) the number of Class A Common Units that would be issuable in connection with a mandatory redemption of the New PIK Notes in accordance with the New PIK Notes Indenture resulting from the relevant Public Offering of Class A Common Units and (ii) appropriate adjustments to reflect any subdivision, stock split, stock combination or other recapitalization effected in connection with the relevant Public Offering of Class A Common Units, but (B) excluding the Class A Common Units issuable in the relevant Public Offering of Class A Common Units and all other Class A Common Units issued upon any conversion of Class B Common Units (or any similar conversion or exchange of other Units in accordance with the terms of this Agreement) in respect of the Public Offering of the Class A Common Units.

“Mandatory Redemption Target Value” means an amount equal to or in excess of the product of (i) 0.70 and (ii) the aggregate outstanding principal amount of the Notes, plus accrued and unpaid interest to but not including, the relevant date of pricing.

“Member” means (i) the Allianz Noteholder so long as it continues to hold any Units and the SMH Noteholder so long as it continues to hold any Units, and (ii) each Record

Holder of a Unit.

“New PIK Notes” means those certain unsecured notes issued pursuant to the New PIK Notes Indenture.

“New PIK Notes Indenture” means that certain indenture, dated as of the date hereof, by and between the Company and American Stock Transfer & Trust Company, LLC.

“New PIK Notes Redemption” means the exchange, redemption, repurchase or settlement of the New PIK Notes for Class A Common Units in accordance with the New PIK Notes Indenture.

“New Revolving Credit Facility” means that certain credit facility issued pursuant to and in accordance with the terms of that certain amended and restated revolving credit agreement, dated as of the date hereof, by and among Bondholder Intermediate Holdco, CCF OpCo LLC, the lenders party thereto and Glas Trust Company, LLC.

“New Securities” means any Units or other equity securities of the Company or any options, interests, warrants or similar instruments representing rights to acquire Units or other equity securities of the Company other than Excluded Securities.

“New Secured Notes” means those certain secured first-priority lien notes issued pursuant to the New Secured Notes Indenture.

“New Secured Notes Indenture” means that certain Amended and Restated Indenture, dated as of the date hereof, by any among Community Choice Financial Holdings, LLC, a Delaware limited liability company, Community Choice Financial Issuer, LLC, a Delaware limited liability company, and Computershare Trust Company, N.A. as trustee and collateral agent.

“Notes” means the New PIK Notes and the New Secured Notes.

“Observer” has the meaning set forth in Section 6.11.

“Officer” means each person designated as an officer of the Company to whom authority and duties have been delegated pursuant to Section 6.12 or pursuant to any resolution of the Board appointing such person as an officer or relating to such appointment.

“Optional Redemption” means an optional redemption of the New PIK Notes pursuant to Section 3.7 of the New PIK Notes Indenture other than an optional redemption of the New PIK Notes on the maturity date of the New PIK Notes.

“Original LLC Agreement” has the meaning set forth in the Recitals.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so permits.

“Preemptive Overall Percentage Interest”  means with respect to any Preemptive Right Holder, the percentage equivalent of a fraction, the numerator of which is sum of (i) the number of Class A Common Units beneficially owned by such Preemptive Right Holder at such time plus (ii) the number of Class B Common Units beneficially owned by such Preemptive Right Holder at such time, and the denominator of which is the sum of (A) the total number of Class A Common Units issued and outstanding at such time plus (B) the total number of Class B Common Units issued and outstanding at such time.

“Preemptive Right Holder” means any Unitholder that is an “accredited investor” (as such term is defined in Regulation D promulgated under the Securities Act) beneficially owning, taken together with such Unitholder’s Affiliates, at least three percent (3%) of the outstanding Preemptive Right Units; provided,  however, that other than Allianz Noteholder and SMH Noteholder, no Person shall be deemed to be a Preemptive Right Holder or entitled to notice or otherwise participate in any issuance of Preemptive Securities pursuant to Section 9.3, unless such Person has provided to the Company evidence (at such Person’s sole cost and expense), reasonably satisfactory to the Company, that it is a Preemptive Right Holder during the twelve-month period prior to the date the Company provides notice in accordance with Section 9.3(b) to each Preemptive Right Holder of its intent to undertake an issuance of New Securities.

“Preemptive Right Units” means the Class A Common Units and Class B Common Units.

“Preemptive Securities” has the meaning set forth in Section 9.3(a).

“Public Offering” means a public offering and sale of Units for cash registered under the Securities Act filed with the SEC on Form S-1 or Form S-3 (or any successor form adopted by the SEC); provided that the following will not be considered a Public Offering: (i) any issuance of equity securities as consideration for a merger or acquisition, (ii) any issuance of equity securities or rights to acquire equity securities to existing Members or to employees of the Company or its Subsidiaries on Form S-4 or Form S-8 (or any successor form adopted by the SEC) or otherwise or (iii) any issuance of equity securities in consideration for cash or property to a Person who is not a Member pursuant to an exemption to the registration requirements of the Securities Act.

“Qualified Noteholder” means a Person, together with its Affiliates, who collectively continue to hold at least (i) Ninety Million Dollars ($90,000,000) of New PIK Notes (or an equivalent amount of Redemption Units) and (ii) Thirty Million Dollars ($30,000,000) million of New Secured Notes (or an equivalent amount of indebtedness refinancing or replacing the New Secured Notes).  To the extent the Qualified Noteholder consists of Affiliates that are advised by the same investment advisor or by investment advisors under common control, the Qualified Noteholder may designate one of its investment advisors to act on behalf of the Qualified Noteholder.  As of the date of this Agreement, Allianz Noteholder shall be deemed to be the sole Qualified Noteholder.  From and after the date hereof, no Person shall be deemed to be a Qualified Noteholder unless such Person has provided to the Company evidence, reasonably satisfactory to the Company, that it is a Qualified Noteholder.  In furtherance of the foregoing, within three (3) Business Days of the receipt of a request in writing from the Company, any Qualified Noteholder (other than Allianz Noteholder) shall provide evidence reasonably satisfactory to the Company that such Person remains a Qualified Noteholder; if such evidence is not provided to the Company within such three (3) Business Day period, then such Person shall no longer be deemed to be a Qualified Noteholder (unless and until such evidence is later provided).

“Record Holder” means with respect to any class or series of Units, the Person whose name such Unit is registered to on the Register as of the close of business on a particular day.

“Redemption Units” means any Class A Common Units issued to the holders of New PIK Notes in connection with a New PIK Notes Redemption.

“Register” means the books and records of the Company maintained by or on behalf of the Company for the purpose of recording the ownership and Transfer of Units.

“Regulations” means the permanent or temporary Treasury Regulations promulgated under the Code as such regulations may be lawfully changed from time to time.

“Requisite Voting Units” means (i) prior to the New PIK Notes Redemption, (x) the Voting Units beneficially held by the Qualified Noteholders, if any, voting as a single class, and holding a majority of the voting power of such outstanding Voting Units present in person or represented by proxy and entitled to vote on the matter subject to a vote and (y) if there are no Qualified Noteholder(s), the holders of Voting Units, voting as a single class, and holding a majority of the voting power of the outstanding Voting Units present in person or represented by proxy and entitled to vote on the matter subject to a vote, and (ii) following the New PIK Notes Redemption (x) the Voting Units beneficially held by the Former Qualified Noteholders, if any, voting as a single class, and holding a majority of the voting power of such outstanding Voting Units present in person or represented by proxy and entitled to vote on the matter subject to a vote and (y) if there are no Former Qualified Noteholder(s), the holders of Voting Units, voting as a single class, and holding a majority of the voting power of the outstanding Voting Units present in person or represented by proxy and entitled to vote on the matter subject to a vote.

“Restructuring Agreement” means that certain Restructuring Agreement, dated as of the date hereof, by and among the Company and the other parties signatory thereto.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules, or regulations.

“Significant Change of Control Transaction” has the meaning set forth in Section 6.9(h).

“SMH Noteholder” means SMH Capital Advisors LLC, a Texas limited liability company, or any Affiliate thereof.

“Specified Event” means any issuance of New Securities by the Company in a Public Offering by the Company of new Class A Common Units in which (1) the gross proceeds thereof to the Company equal or exceed Two Hundred Million Dollars ($200,000,000) and (ii) the

product of the gross cash price per Unit in the Public Offering of Class A Common Units and the number of Mandatory Redemption Date Class A Common Units Outstanding equals or exceeds the Mandatory Redemption Target Value.

“Specified Price” has the meaning set forth in Section 9.2(a)(ii)(A).

“Store Cash” means, as of any date, the product of Fifty Thousand Dollars ($50,000) multiplied by the number of stores owned and operated by the Company and its Subsidiaries as of such date.

 “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner or a majority of the governing body of such limited liability company, partnership, association, or other business entity.  For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Substantially Transformative Transaction” means a transaction in which the Board has determined, in its sole discretion, that it would be desirable or advisable and in the interests of the Company, its Subsidiaries or its Unitholders, to redeem the New PIK Notes for Class A Common Units; provided,  however, that (i) the Board, by way of a Super-Majority Board Approval, also has determined in good faith that the Total Enterprise Value of the Company, at the time of such determination, exceeds Three Hundred Million Dollars ($300,000,000) and (ii) if there is then a Qualified Noteholder or Former Qualified Noteholder, such Qualified Noteholder or Former Qualified Noteholder (in its sole discretion and in accordance with Section 6.9) shall have consented to the designation of such transaction as a Substantially Transformative Transaction.

“Super-Majority Board Approval” means the approval of the Board consisting of both (i)(x) at least four (4) of the five (5) Managers, or, (y) if the Managers then in office shall not be five (5), then at least two-thirds of the Managers then in office, or, (z) if the number of Managers shall be less than three (3), all Managers then in office and (ii) at least a majority of the disinterested Independent Managers.

“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add‑on minimum, sales, use, transfer, registration,

value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing.

“Total Enterprise Value” means, after giving pro forma effect to any relevant Change of Control Transaction, an amount equal to (i) the aggregate value of all of the equity interests (however denoted) of the Company; plus (ii) the aggregate value of all of the funded indebtedness of the Company and its Subsidiaries, on a consolidated basis; minus (iii) Excess Cash.  For these purposes, value shall be determined in a manner that is in accordance with customary financial practices used by accounting, appraisal or investment banking firms in the valuation of business organizations.  Any determination of Total Enterprise Value in good faith by the Board, evidenced by a resolution thereof, or by an independent financial advisor, evidenced by a written opinion therefrom, shall be conclusive.  For the avoidance of doubt, the value of the Notes (which may include the value of the Class A Common Units into which they have been or may be redeemed, if applicable) shall be included in either clause (i) or clause (ii) above, but not both, as determined in good faith in respect of the relevant Change of Control Transaction.

“Transfer” has the meaning set forth in Section 9.1.

“Transfer Agent” means, with respect to any class or series of Units, the bank, trust company or other Person (including the Company or one of its Affiliates) appointed from time to time by the Company to act as registrar and transfer agent for such class or series, provided that if no “Transfer Agent” is specifically designated for a class or series of Units, the Company shall act in such capacity for such class or series.

“Transferable Units” means the Class A Common Units, Class B Common Units, Class C Common Units and subject to the terms of the applicable management incentive plan, Class M Common Units.

“Unit” means a limited liability company interest of a Unitholder in the Company representing a fractional part of the limited liability company interests of all Unitholders and shall include Class A Common Units, Class B Common Units, Class C Common Units, Class M Common Units or any other equity interest in the Company hereafter authorized for issuance by the Company pursuant to the terms of this Agreement; provided, however, that any class or group of Units issued shall have relative rights, powers and duties set forth in this Agreement and the limited liability company interest represented by such class or group of Units shall be determined in accordance with such relative rights, powers and duties set forth in this Agreement.

“Unitholder” means any beneficial holder of Units.

“Voting Power” has the meaning set forth in Section 5.1.

“Voting Units” means (i) prior to the Class B Conversion Event, the Class B Common Units and (ii) after the Class B Conversion Event, the Class A Common Units.

ARTICLE II

FORMATION OF THE COMPANY

Section 2.1      Formation.  The Company is being formed under the Act for the purposes and upon the terms and conditions herein set forth.  The Members’ rights and liabilities shall be as provided in the Act, except as otherwise expressly provided herein.  In the event of any inconsistency between the provisions of this Agreement and any nonmandatory provisions of the Act, the provisions of this Agreement shall govern.  A duly executed Certificate of Formation in the form attached hereto as Exhibit A (the “Certificate of Formation”) has been or shall be filed with the Office of the Delaware Secretary of State.

Section 2.2      Name.  The name of the Company is “CCF Holdings LLC.”

Section 2.3      Principal Place of Business.  The principal office of the Company shall be located at such place as the Board, subject to Section 6.9(j), may from time to time designate, and all business and activities of the Company shall be deemed to have occurred at its principal office.  The Company may maintain offices at such other place or places as the Board deems advisable.  Notification of any change in the location of the Company’s principal office shall be given to all Members.  The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate of Formation or such other office (which need not be a place of business of the Company) as the Board may designate from time to time in the manner provided by law.

Section 2.4      Registered Agent.  The registered agent for service of process on the Company in the State of Delaware initially shall be Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808.  The Board, in its discretion, may change the registered agent and appoint successor registered agents.

Section 2.5      Term.  The Company shall continue in existence perpetually unless the Company is dissolved and its affairs wound up in accordance with the Act or this Agreement.  The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation in the manner required by the Act.

Section 2.6      Permitted Businesses.  The business of the Company shall be:

(a)        To be a stockholder, and hold the common stock, of Bondholder Intermediate Holdco, or any successor thereto, with accompanying rights to distributions and other rights of a stockholder therein;

(b)        To engage in any other business or activity and to exercise all other powers necessary to or reasonably connected with the Company’s business that may be engaged in or exercised legally by limited liability companies under the Act; and

(c)        To engage in all activities necessary, customary, convenient or incident to any of the foregoing.

Section 2.7      Certain Tax Matters.  The Company shall be treated as a corporation for

U.S. federal income Tax purposes (and, if applicable, state and local income Tax purposes), and has elected such treatment pursuant to Regulations Section 301.7701-3 effective as of the date of its formation.  Each Member authorizes any Manager or Officer to sign the Form 8832 Entity Classification Election on behalf of the Company to effect such election.  Without limiting the provisions of Section 6.9(g) and Article XII, this Section 2.7 shall not be amended or modified without providing each of the Members written notice of such change at least ten (10) days prior to such change.

ARTICLE III

CAPITAL CONTRIBUTIONS AND ISSUANCE OF UNITS

Section 3.1       Name and Address of Members.  On the Effective Date, the relative number of Initial Class A Common Units, Initial Class B Common Units, Initial Class C Common Units and Initial Class M Common Units to be issued (or (i) with respect to the Class C Common Units, available for issuance, to the extent permitted by and in accordance with the Restructuring Agreement and (ii) with respect to the Class M Common Units, available for issuance pursuant to a management incentive plan) shall be as set forth in the definitions thereof as set forth herein.  A Person shall be admitted as a Member and shall become bound by the terms of this Agreement (i) in the case of Class A Common Units and Class B Common Units, when such Person purchases or otherwise lawfully acquires a Unit and becomes the Record Holder of such Unit, and (ii) in the case of Class C Common Units and Class M Common Units, when such Person purchases or otherwise lawfully acquires a Unit and becomes the Record Holder of such Unit, in each case, with or without the execution of this Agreement.  A Person may become a Record Holder or a Unitholder without the consent or approval of the Members. A Person may not become a Member without acquiring a Unit.  The name and mailing address, and the number and class of Units held by, each Member shall be listed in the Register, in each case, to the extent known by the Company.  The Company shall or shall cause and instruct the Transfer Agent to update the Register from time to time as necessary to reflect accurately the information contained therein. For the avoidance of doubt, pursuant to the Restructuring Agreement, (i) all beneficial holders of Notes under (x) that certain Indenture, dated as of April 29, 2011 (as amended, modified or supplemented from time to time), by and among CCFI, the subsidiary guarantors party thereto, and Computershare Trust Company, N.A., and Computershare Trust Company of Canada, together as indenture trustee, and Computershare Trust Company, N.A., as collateral agent and (y) that certain Indenture, dated as of July 6, 2012 (as amended, modified or supplemented from time to time), by and among CCFI, the subsidiary guarantors party thereto, and Computershare Trust Company, N.A., and Computershare Trust Company of Canada, together as indenture trustee, and Computershare Trust Company, N.A., as collateral agent, as of the Effective Date shall automatically receive their pro rata share of Class A Units on the Effective Date without the requirement of executing this Agreement or taking any other action.

Section 3.2      Capital Contributions.  Each Unitholder (or such Unitholder’s predecessor in interest) on and as of the Effective Date, has made (or has been deemed, whether because of loan modifications related to the Restructuring Agreement or otherwise, to have made) capital contributions to the Company in exchange for the Units.  Each Unitholder’s interest in the Company, including the right to vote on certain matters as provided in this Agreement, shall be represented by the Units beneficially owned by such Unitholder.  No Unitholder shall be obligated to make any additional capital contributions to the Company.

Section 3.3      Certificates; Books and Records.  The Units of the Company may be issued in book-entry form or evidenced by certificates; provided that every Record Holder shall be entitled upon request to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of Units of the Company held by such holder; provided that, any such certificates shall bear such appropriate legend(s) indicating the existence of this Agreement and the restrictions on Transfer contained herein, as the Board shall determine in its sole discretion (which may include no legend at all).  Any certificates shall be executed on behalf of the Company by any two (2) Officers.  In the event that a Unit, including a Unit to be issued in global form, is to be evidenced by a certificate, no such certificate shall be valid for any purpose until it has been countersigned by and registered in the Register.  Certificates for any class or series of Units shall be uniquely numbered and shall be entered in the Register as they are issued and shall exhibit the Record Holder’s name and number and type of Units.  The Register may be amended from time to time by the Company or the Transfer Agent (as instructed by the Company) to reflect changes pursuant to any Transfers of Units made in accordance with the terms of this Agreement as well as to reflect the admission of additional Members added in accordance with the terms of this Agreement.  Except for in connection with those rights specifically afforded the Members herein , the Company shall be entitled to recognize the Record Holder as the owner with respect to any Unit and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Unit on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, including in connection with any Distribution pursuant to Article IV or Article XI or the exercise of any voting or other rights, except as otherwise provided by applicable law.  Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring or holding Units, as between the Company, on the one hand, and such other Person, on the other hand, such representative Person shall be deemed the Record Holder of such Unit.

Section 3.4      Conversion of Class B Common Units.  The Class B Common Units shall be converted into an equal number of Class A Common Units, with no further action required by the Company or the holders of the Class B Common Units, upon the earlier to occur of (i) the full repayment in cash of all indebtedness owed under the New PIK Notes and (ii) any issuance of Redemption Units (the occurrence of the events described in either of clause (i) or clause (ii), a “Class B Conversion Event”); provided that in the case of  clause (ii), immediately prior to the conversion of the Class B Common Units but immediately after such issuance of Redemption Units (and taking into account any such Redemption Units issued), the Company shall issue to each holder of Class B Common Units the Additional Class B Common Units in proportion to each such holder’s Class B Common Units Percentage Interest (excluding any such Additional Class B Common Units to be issued).

Section 3.5      Adjustment to Class C Common Units.  In the event of any issuance of Redemption Units, the Company shall immediately after such issuance (and taking into account any such Units issued) issue to each holder of Class C Common Units the Additional Class C Common Units in proportion to each such holder’s Class C Common Units Percentage Interest

(excluding any such Additional Class C Common Units to be issued).  Except as otherwise provided for in the preceding sentence, no additional Class C Common Units shall be issued.

Section 3.6      Adjustment to Class M Common Units.  In the event of any issuance of Redemption Units and at the Class C Distribution Trigger Time, the Company shall immediately after such issuance (and taking into account any such Units issued) or time, as the case may be, issue to each holder of Class M Common Units the Additional Class M Common Units in proportion to each such holder’s Class M Common Units Percentage Interests (excluding any such Additional Class M Common Units to be issued).  For the avoidance of doubt, any Class M Common Units not issued to existing holders pursuant to this Section 3.6 shall be reserved by the Company for issuance in accordance with a management incentive plan to be adopted (and as may be amended from time to time) by the Board and such amount of unissued Class M Common Units shall be increased so that the sum of issued Class M Common Units and unissued Class M Common Units shall represent fifteen percent (15%) of all outstanding Common Units outstanding at such time.

Section 3.7      Issuances of Additional Units.  Subject to Section 6.9(a) and Section 9.3:

(a)        The Company may issue any number of Units or other equity securities of the Company or any options, interests, warrants or similar instruments representing rights to acquire Units or other equity securities of the Company, for any Company purpose at any time and from time to time to such Persons for such consideration (which may be cash, property, services or any other lawful consideration) or for no consideration and on such terms and conditions as the Board shall determine.

(b)        Additional Units authorized to be issued by the Company pursuant to Section 3.7(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be junior to, equivalent to or senior or superior to any existing classes or series of Units) as shall be fixed by the Board.

(c)        The Board is hereby authorized to take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Units or other equity securities of the Company or any options, interests, warrants or similar instruments representing rights to acquire Units or other equity securities of the Company pursuant to this Section 3.7, including the admission of additional Members in connection therewith and any related amendment of this Agreement and (ii) all additional issuances of Units or other equity securities of the Company or any options, interests, warrants or similar instruments representing rights to acquire Units or other equity securities of the Company.  The Board shall determine in its sole discretion the relative rights, powers and duties of the holders of Units or other equity securities of the Company or any options, interests, warrants or similar instruments representing rights to acquire Units or other equity securities of the Company being so issued.  The Board is authorized to do all things that it determines to be necessary or appropriate in connection with any future issuance of Units or other equity securities of the Company or any options, interests, warrants or similar instruments representing rights to acquire Units or other equity securities of the Company.

ARTICLE IV

DISTRIBUTIONS

Section 4.1      Distributions.

(a)        General Distributions.  Except as otherwise set forth in this Agreement and subject to the provisions of Section 18‑607 of the Act, the Board may in its sole discretion make Distributions at any time or from time to time:

(i)         first, prior to the Class C Distribution Trigger Time, to holders of Class A Common Units, Class B Common Units and Class M Common Units ratably among such holders based on the number of such Class A Common Units, Class B Common Units and Class M Common Units held by each such holder immediately prior to such Distribution; and

(ii)       second, following the Class C Distribution Trigger Time, to the holders of Common Units ratably among such holders based on the number of Common Units held by such holder immediately prior to such Distribution.

(b)        Persons Receiving Distributions.  Notwithstanding anything to the contrary herein, each Distribution in respect of any Units shall be made by the Company, directly or through the Transfer Agent or through any other Person, only to the Record Holder of such Unit as of the record date set for such Distribution. Any Distribution in accordance with the foregoing shall constitute full payment and satisfaction of the Company’s liability in respect of such Distribution, regardless of any claim of any Person who may have an interest in such Distribution by reason of an assignment or otherwise. In the event that restrictions on Transfer or change in beneficial ownership of Units set forth herein have been breached, the Company may withhold Distributions in respect of the affected Units until such breach has been cured.

Section 4.2      Indemnification for Payments.  If the Company is required by law to make any payment that is specifically attributable to a holder of Units or to such Person’s status as a holder of Units (including federal withholding Taxes), then such holder shall indemnify the Company in full for the entire amount paid (including interest, penalties and related expenses).  The Company may pursue and enforce all rights and remedies it may have against each holder of Units under this Section 4.2, including instituting a lawsuit to collect such indemnification and contribution with interest calculated at a rate equal to five percent (5%) per annum, compounded as of the last day of each year (but not in excess of the highest rate per annum permitted by law).

ARTICLE V

RIGHTS AND DUTIES OF MEMBERS

Section 5.1      Member Voting Power.  With respect to any matter, other than a matter for which the affirmative vote of the holders of a specified portion of all Units or any class of Units entitled to vote is required by the Act or by this Agreement, the affirmative vote of the Members holding Voting Units, voting as a single class, holding a majority of the voting power of the outstanding Voting Units present in person or represented by proxy and entitled to vote on the matter subject to a vote.  Holders of Units who are not admitted as Members in accordance with this Agreement will not be entitled to vote on any matters involving the Company or such holders’

Units, except as specifically provided for in this Agreement; provided,  further, that any Units held by such holders shall not be included in the calculation of determining whether quorum or a majority was achieved in connection with a vote of any such Units.  Where Member approval is required for any action by the Company, each Member holding Voting Units shall possess one vote per Voting Unit, as applicable, held by the Member (“Voting Power”).  Except as otherwise expressly provided for in Article XII, (a) the holders of Class A Common Units shall not be entitled to vote in respect of any such Class A Common Units on any matters submitted to the Members for a vote prior to the Class B Conversion Event, (b) the holders of Class C Common Units shall not be entitled to a vote in respect of any such Class C Common Units on any matters submitted to the Members for a vote and (c) the holders of Class M Common Units shall not be entitled to a vote in respect of any such Class M Common Units on any matters submitted to the Members for a vote (for the avoidance of doubt, other than a vote limited to holders of Class M Common Units, including under Article XII).  With respect to any outstanding Units that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such outstanding Units are registered, such other Person shall, in exercising the voting rights (if any) in respect of such outstanding Units on any matter, and unless an arrangement between such Persons provides otherwise, vote such outstanding Units in favor of, and at the direction of, the Unitholder and the Company shall be entitled to assume it is so acting without further inquiry.

Section 5.2       Voting and Proxies.  A Member may exercise Voting Power in person or by proxy executed in writing by the Member.  An electronic transmission, telegram, telex, cablegram or similar transmission by the Member or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Member shall in each case be treated as an execution in writing for purposes of this Section 5.2.  All questions regarding the qualification of voters, the validity of appointments of proxies and the acceptance or rejection of votes shall be decided by the Board.  Proxies for use at any meeting of Members shall be filed with the Company, before or at the time of the meeting.  No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy.  A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.  Should a proxy designate two (2) or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the Units that are the subject of such proxy are to be voted with respect to such issue.

Section 5.3      Actions in Writing.  Any action required or permitted to be taken at a meeting of Members may be taken without a meeting by written action signed by Members or Unitholders holding such percentage of the Voting Power as would be required to take such action at a meeting of Members at which all Members or Unitholders with Voting Power were present.  If any written action is taken by less than all Members or Unitholders with Voting Power, all Members with Voting Power shall be notified promptly of the text and effective date of such written action.  The failure to provide such notice, however, shall not invalidate such written action.

Section 5.4      Meetings.  Meetings of Members shall be held at any place, within or outside the State of Delaware, designated by the Board; provided,  however, (a) that for so long as there is a Qualified Noteholder or a Former Qualified Noteholder, the Company shall not be required to have an annual meeting for the election or appointment of Managers unless otherwise required by applicable law and (b) in the event that there is not a Qualified Noteholder or a Former Qualified Noteholder, the Company shall have an annual meeting each year at a date and time determined by the Board for the election or appointment of Managers (such meeting to be held in accordance with the Act and the terms of this Agreement).  The Board may, in its sole discretion, determine that a meeting of Members shall not be held at any place, but may instead be held solely by means of remote communication.  In the absence of any such designation or determination, Members’ meetings shall be held at the principal executive office of the Company.

Section 5.5      Quorum; Adjourned Meetings and Notice Thereof.  Except as otherwise provided by law or the Certificate of Formation, the Unitholders holding a majority in Voting Power, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the Members.  A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment in accordance with this Section 5.5.  Any meeting of Members may be adjourned from time to time by the chairperson presiding over the meeting or by a majority of the Voting Power of the Unitholders present in person or represented by proxy, and may be reconvened at the same or some other place, and, subject to the last sentence of this Section 5.5, notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Company may transact any business that could have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days or, if after the adjournment, a new record date is fixed for the adjourned meeting pursuant to Section 5.9, notice of the adjourned meeting shall be given to each Member entitled to vote at the adjourned meeting.

Section 5.6      Special Meetings.  Unless otherwise provided by law or the Certificate of Formation, special meetings of Members, for any purpose or purposes, may be called by the Board, any Qualified Noteholder, any Former Qualified Noteholder or by the Unitholders owning Voting Units representing at least thirty-five percent (35%) or more of the Voting Power, but such special meetings may not be called by any other Person or Persons.  Such request shall state the purpose or purposes of the proposed special meeting.  Business transacted at any special meeting of Members shall be limited to the purpose or purposes stated in the notice.

Section 5.7      Conduct of Meetings.  The Board shall have full power and authority concerning the manner of conducting any meeting of the Members or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of quorum, the conduct of voting and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting.  The Board shall designate a person to take the minutes of any meeting and all minutes shall be kept with the records of the Company maintained by the Board.

Section 5.8      Notice.  Whenever Members are required or permitted to take any action at a meeting, a notice of the meeting shall be given stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which Members and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise provided by law, the Certificate of Formation or this Agreement, the notice of any meeting shall be given to each Member entitled to vote at such meeting in accordance with this Section 5.8 and not less than ten (10) nor more than sixty (60) days before the date of the meeting.  All notices given pursuant to this Section 5.8 shall be deemed delivered in accordance with Section 13.9.  Notice to any Member of any meeting may be waived by such Member before or after such meeting and the attendance of a Member at a meeting shall constitute a waiver of notice of the meeting, except when the Member attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business at such meeting because the meeting is not lawfully called or convened.

Section 5.9      Record Date.  For purposes of determining the Members entitled to notice of or to vote at a meeting of the Members or to give approval of action without a meeting as provided in Section 5.3, the Board may set a record date, which shall not be less than ten (10) nor more than sixty (60) days before (a) the date of the meeting or (b) in the event that approvals are sought in writing without a meeting, the date by which Members are requested in writing by the Board to give such approvals.  A determination of Members of record entitled to notice of or to vote at a meeting of the Members shall apply to any adjournment or postponement of the meeting; provided,  however, that the Board may fix a new record date for the adjourned or postponed meeting.

Section 5.10    Business Opportunities and Conflicts of Interest.  The Members expressly acknowledge and agree that the Members holding Transferable Units and the Qualified Noteholders, if any, and, in each case, each of their respective Affiliates that are not employees or Officers of the Company (a) are permitted to have, and may presently or in the future have, investments or other business relationships with entities engaged in the business of the Company or any of its Subsidiaries other than through the Company or its Subsidiaries; (b) may have and may develop a strategic relationship with businesses that are and may be competitive or complementary with the Company or any of its Subsidiaries; (c) will not be prohibited by virtue of their status as Members of the Company or Affiliates of Members of the Company from pursuing and engaging in any such activities; (d) are not obligated to inform or present the Company, its Subsidiaries or the other Members any such opportunity, relationship or investment; and (e) shall not be deemed to have a conflict of interest with respect to the Company, its Subsidiaries or any Member by virtue of their involvement in such opportunity, relationship or investment.

ARTICLE VI

RIGHTS AND DUTIES OF THE BOARD

Section 6.1      Management.  The business and affairs of the Company shall be managed by the Board.  Except as otherwise provided herein or by nonwaivable provisions of applicable law, the Board shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other activities customary or incident to the management of the Company’s business.  Except as otherwise provided in this Agreement, the Board shall have the full and complete authority, power and discretion to determine what is necessary, appropriate or desirable with respect to the Company and its business.

Section 6.2       Composition; Appointment; Tenure.  Subject to Sections 6.3 and 6.4, the Board at all times shall be comprised of up to five (5) Managers which are to be appointed as set forth below:

(a)        For so long as there is a Qualified Noteholder or Former Qualified Noteholder:

(i)         one (1) Manager shall be the individual then serving as the Chief Executive Officer of the Company (who shall also serve as the chairperson of the Board) (the “CEO Manager”);

(ii)       two (2) Managers (at least one (1) of whom shall be an Independent Manager) shall be appointed by the Qualified Noteholders or Former Qualified Noteholders, as applicable, holding a majority of the Voting Units beneficially held by the Qualified Noteholders or Former Qualified Noteholders, as applicable, who shall initially be Eugene Schutt and Jennifer Adams Baldock; and

(iii)      two (2) Independent Managers who shall be appointed by the Unitholders holding a majority of the Voting Units, who shall initially be H. Eugene Lockhart and Michael Heller.

(b)        In the event that there is not a Qualified Noteholder or Former Qualified Noteholder:

(i)         the CEO Manager (who shall also serve as the chairperson of the Board); and

(ii)       four (4) Managers who shall be appointed by the Unitholders holding a majority of the Voting Units.

(c)        In the event of the chairperson’s resignation or removal from the Board, a majority of the remaining Managers shall select a replacement chairperson.

(d)        For so long as the New PIK Notes are outstanding, at least a majority of the Managers shall be Independent Managers.

Section 6.3      Resignation.  A Manager may resign at any time by giving written notice to the Company and the Board.  The resignation of a Manager shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice and the acceptance of such resignation shall not be necessary to make it effective.  Except as set forth below, the resignation of a Manager who is also a Member shall not affect the Manager’s rights as a Member and shall not constitute a withdrawal of a Member.

Section 6.4      Removal.  Other than the CEO Manager (who shall only be removed from such role if he ceases to serve as the Chief Executive Officer of the Company), any Manager may be removed from office at any time, with or without cause, by the Person who appointed such Manager pursuant to Section 6.2.

Section 6.5      Vacancies.  Any vacancy on the Board by reason of the death, resignation, retirement, disqualification or removal of a Manager elected or appointed pursuant to Section 6.2(a) or (b), as applicable, shall be filled by the Person(s) with the right to appoint such Manager pursuant to Section 6.2;  provided,  however, a vacancy on the Board by reason of the death, resignation, retirement, disqualification or removal of the CEO Manager shall be filled only by the person appointed to serve as the Chief Executive Officer of the Company.

Section 6.6      Board Meetings.

(a)        Subject to the provisions of the Act, in any manner that the Board may determine, Managers may participate in Board meetings, by any means of communications, including conference telephone, electronic video screen communication or other communications equipment; provided that all participants in the meeting can hear each other, or otherwise participate concurrently.

(b)        Regular meetings of the Board may be held at any time or date and at any place within or outside the State of Delaware which has been designated by the Board.

(c)        Special meetings of the Board for any purpose or purposes may be called at any time by any Manager.  Notice of the time and place of special meetings shall be delivered personally, by telephone, by facsimile or by e-mail to each Manager: (i) at his or her telephone number, facsimile number or email address or address as shown on the Company’s records and (ii) at least twenty-four (24) hours before the time of the meeting.  The notice need not specify the place of the meeting, if the meeting is to be held at the Company’s principal office.

(d)        At all meetings of the Board, a majority of the entire Board shall constitute a quorum for the transaction of business and the act of a majority of the entire Board shall be the act of the Board, except as may be otherwise specifically provided by statute; provided, that in the event that (i) there is an even number of Managers on the Board and (ii) a vote of the Board results in a tie, the chairperson of the Board shall cast the deciding vote (without regard to whether the chairperson of the Board was included in the vote resulting in such tie).

(e)        Whenever notice is required to be given, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a Person at a meeting shall constitute a waiver of notice of such meeting, except when the Person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board, need be specified in any written waiver of notice.

(f)        If a quorum is not present at any meeting of the Board, then the Managers present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 6.7      Board Action by Written Consent Without a Meeting.  Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if a majority of the Managers consent thereto in writing and all Managers receive notice of such action taken and the writing or writings are filed with the minutes of proceedings of the Board.

Section 6.8       Certain Powers of the Board.  Subject to the limitations in Section 6.9, the Board shall have power and authority on behalf of the Company:

(a)        to make decisions and to execute documents on behalf of the Company;

(b)        to appoint Officers of the Company;

(c)        to invest any Company funds temporarily (by way of example, but not limitation) in time deposits, short-term governmental obligations, commercial paper or other investments;

(d)        Subject to Section 9.3, issue, purchase, redeem or repurchase, or determine whether to exercise repurchase rights with respect to, any Units or New PIK Notes, including in connection with the New PIK Notes Redemption, provided that, if the New PIK Notes Redemption is proposed to occur prior to the fourth (4th) anniversary of the Effective Date and there is a Qualified Noteholder at such time, at least one Manager appointed pursuant to Section 6.2(a)(ii) must approve such action;

(e)        to employ accountants, legal counsel, managing agents or other experts to perform services for the Company and to compensate them from Company funds;

(f)        to enter into any and all other agreements on behalf of the Company with any other Person for any purpose, in such forms as the Board may approve;

(g)        to set aside funds for reasonable reserves, reasonably anticipated contingencies and reasonable working capital;

(h)        to prosecute, defend, waive, settle or compromise claims and causes of action (in contract, tort or otherwise) by or against the Company; and

(i)         to do and perform all other acts as may be necessary or appropriate to the conduct of the Company’s business; provided,  however, that, notwithstanding anything herein to the contrary, the entering into by the Company or any of its Subsidiaries of any transaction or series of related transactions requiring Board approval in accordance with the terms of this Agreement (which shall not include for the avoidance of doubt any transaction or series of related transactions approved pursuant to Section 6.9(h)(i)(y)(1)) and with an aggregate value in excess of Five Million Dollars ($5,000,000) with a Qualified Noteholder or a Former Qualified Noteholder, or any of their respective Affiliates, or any Person beneficially owning, taken together with such Person’s Affiliates, ten percent (10%) or more of the New PIK Notes or Class A Common Units (other than any such Person who acquires beneficial ownership of more than ten percent (10%) of Class A Common Units by virtue of entering into any joint venture after the Effective Date) shall be on terms as favorable to the Company as those which can be obtained in an arm’s-length transaction with an unaffiliated Person as determined by a majority of the disinterested Managers; provided, further, that the following transactions which would otherwise be subject to this Section 6.8(i) shall only require approval of the majority of the Managers in accordance with Section 6.6(d): (i) any agreement or arrangement as in effect as of the Effective Date, and payments and other transactions contemplated thereby, as the same may be amended after the Effective Date, so long as any such amendments, when taken as a whole, are not disadvantageous in any material respect to the Members, (ii) investments or loans (including acquisitions in secondary market trading or syndicated loans) by Affiliates, Managers or Members in securities issued or loans made by the Company or any of its Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by such persons in connection therewith) so long as the investment or loan is or was being offered generally to other investors or lenders on the same or more favorable terms and payments and other transactions pursuant to the terms thereof, (iii) any payments to or from, and transactions with, any joint venture in the ordinary course of business (including without limitation, any cash management activities related thereto), (iv) any employment agreement, (v) any action or transaction that was taken or entered into pursuant to any of the Debt Documents as in effect on the Effective Date (and for the avoidance of doubt, this clause (v) shall exclude any material actions or transactions taken or entered into pursuant to any post-Effective Date amendment, supplement or other modification to any of the Debt Documents), or (vi) any transaction with customers, clients, suppliers or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement and that are fair to the Company and its Subsidiaries, in the reasonable determination of the Board, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

Unless authorized to do so by this Agreement or by the Board, no attorney-in-fact, employee or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable pecuniarily for any purpose.  No debt shall be contracted or liability incurred by or on behalf of the Company except by the Board, or to the extent permitted under the Act, by agents or employees of the Company expressly authorized to contract such debt or incur such liability by the Board.

Section 6.9     Approval of the Board, Qualified Noteholders and Former Qualified Noteholders.  Notwithstanding the provisions of this Article VI, none of the following actions shall be taken by the Company or any of its Subsidiaries unless such action is approved by the Board in accordance with Section 6.6(d) (except as otherwise specified in this Section 6.9) and is authorized in writing by Qualified Noteholders or Former Qualified Noteholders, holding a majority of the Voting Units beneficially held by the Qualified Noteholders or Former Qualified Noteholders, if any and as applicable (except as otherwise specified in this Section 6.9); provided, that the transactions contemplated by the Restructuring Agreement and all actions taken in furtherance thereof on the Effective Date shall be deemed to have been approved by the Board and the holders of the Requisite Voting Units:

(a)        the issuance (including, for the avoidance of doubt, in connection with any Optional Redemption and prior to the fourth (4th) anniversary of the Effective Date in connection with any New PIK Notes Redemption; provided,  further, that following the fourth (4th) anniversary of the Effective Date, the Qualified Noteholders or Former Qualified Noteholders shall not have such an approval right in connection with any Optional Redemption or New PIK Notes Redemption), purchase, exchange, redemption (other than a mandatory redemption pursuant to and in accordance with the New PIK Notes Indenture) or repurchase of or determination whether to exercise repurchase rights in respect of any Units of the Company or the equity securities of any of its Subsidiaries, including options, warrants and preemptive rights (other than any Additional Financing Units);

(b)        the entering into or approval of a management incentive plan and following the entering into or approval of any such management incentive plan in accordance with this Section 6.9, the modification or amendment of any management incentive plan which would result in the number of authorized Class M Common Units being greater than the product of fifteen percent (15%) and the sum of the total number of outstanding Common Units;

(c)        the entering into of any agreement to effect a Public Offering;

(d)        the incurrence of debt by the Company or any of its Subsidiaries other than trade payables or other debt incurred in the ordinary course of business or other debt permitted to be incurred by each of the Debt Documents (other than any Additional Financing Units); provided,  however, that the Company shall obtain the prior written consent of any Qualified Noteholders or Former Qualified Noteholders regarding the terms and conditions of any refinancing of any indebtedness under any of the Debt Documents;

(e)        the issuance of Additional Financing Units in excess of the Additional Financing Units Cap;

(f)        the giving by the Company or any of its Subsidiaries of any guaranties or indemnities in connection with the debt or other obligations of any Person (other than any Additional Financing Units), except (A) guaranties provided in connection with the indebtedness incurred pursuant to the Debt Documents and (B) guaranties or indemnities expressly permitted by the Debt Documents; provided,  however, that the Company shall obtain the prior written consent of any Qualified Noteholders or Former Qualified Noteholders regarding the terms and conditions of any guaranties provided in connection with any refinancing of any indebtedness under any of the Debt Documents;

(g)        the creation, modification, amendment or repeal of the Certificate of Formation or this Agreement;

(h)        (i) the approval, entering into or consummating of any Change of Control Transaction; provided,  however, that (x) in the event that the Total Enterprise Value of the Company implied by the Change of Control Transaction is less than Three Hundred Million Dollars ($300,000,000), such Change of Control Transaction must be approved by Super-Majority Board Approval (in addition to the Requisite Voting Units) and (y) notwithstanding anything herein to the contrary, in the event the Total Enterprise Value of the Company implied by the Change of Control Transaction to a Person other than a Qualified Noteholder or a Former Qualified Noteholder or their respective Affiliates, is greater than Three Hundred Million Dollars

($300,000,000) (a “Significant Change of Control Transaction”), and (1) for so long as there is a Qualified Noteholder or Former Qualified Noteholder, such Significant Change of Control Transaction need only be approved by the Qualified Noteholders or Former Qualified Noteholders, if any and as applicable, holding a majority of the Voting Units held by the Qualified Noteholders or Former Qualified Noteholders, as applicable, and (2) if there is no Qualified Noteholder or Former Qualified Noteholder, such Significant Change of Control Transaction must be approved by the Board and the holders of Voting Units, voting as a single class, and holding a majority of the Voting Power of the outstanding Voting Units present in person or represented by proxy and entitled to vote on the matter subject to a vote; or (ii) the approval, entering into or consummating by the Company or any of its Subsidiaries of any acquisition (including by stock purchase, merger, asset acquisition or license), disposition or business combination transactions in excess of Fifty Million Dollars ($50,000,000);

(i)         Notwithstanding anything herein to the contrary, the entering into by the Company or any of its Subsidiaries of any transaction or series of related transactions with an aggregate value in excess of Five Million Dollars ($5,000,000) with any Affiliate of the Company (other than any Subsidiary of the Company), any (x) Manager or (y) any Member or (to the extent known by the Company) Unitholder that together with its Affiliates beneficially owning five percent (5%) or more of the Voting Power, on terms more favorable to such counterparty than would have been obtainable on an arm’s-length basis in the ordinary course of business; provided, however, that the following transactions shall not be subject to this Section 6.9(i): (i) any agreement or arrangement as in effect as of the Effective Date, and payments and other transactions contemplated thereby, as the same may be amended after the Effective Date, so long as any such amendments, when taken as a whole, are not disadvantageous in any material respect to the Members, (ii) investments or loans (including acquisitions in secondary market trading or syndicated loans) by Affiliates, Managers or Members in securities issued or loans made by the Company or any of its Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by such persons in connection therewith) so long as the investment or loan is or was being offered generally to other investors or lenders on the same or more favorable terms and payments and other transactions pursuant to the terms thereof, (iii) any payments to or from, and transactions with, any joint venture in the ordinary course of business (including without limitation, any cash management activities related thereto), (iv) any employment agreement, (v) any action or transaction that was taken or entered into pursuant to any of the Debt Documents as in effect on the Effective Date (and for the avoidance of doubt, this clause (v) shall exclude any material actions or transactions taken or entered into pursuant to any post-Effective  Date amendment, supplement or other modification to any of the Debt Documents) or (vi) any transaction with customers, clients, suppliers or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement and that are fair to the Company and its Subsidiaries, in the reasonable determination of the Board, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(j)         any redemption, repurchase or other form of satisfaction of the New PIK Notes in which the holders of the New PIK Notes will receive cash consideration for such New PIK Notes;

(k)        change the principal place of business of the Company to a place or places outside the United States; or

(l)         the taking of any limited liability company action in furtherance of any actions set forth in subsections (a) and (k) above.

Section 6.10    Duties of the Board.  Each Manager shall owe the same fiduciary duty to the Company and its Members and Unitholders, that such individual would owe to a corporation and its stockholders as members of the board of directors thereof under the laws of the State of Delaware, provided that, prior to the New PIK Notes Redemption, such duty shall be owed to the holders of New PIK Notes as if each such holder was a common stockholder of a corporation under the laws of the State of Delaware and, after the New PIK Notes Redemption, such duty shall be owed to the Unitholders holding the Voting Units as if such holder was a stockholder of a corporation under the laws of the State of Delaware; provided,  however, the Managers shall not owe any fiduciary duties to the Company, its Members, its Unitholders or the holders of New PIK Notes in connection with a Significant Change of Control Transaction approved pursuant to Section 6.9(h)(i)(y)(1), so long as any consideration received in connection with such Significant Change of Control Transaction be distributed or allocated to the Members and Unitholders in accordance with any liquidation rights and preferences set forth in this Agreement applicable to any outstanding class or series of Units of the Company.

Section 6.11     Observer Rights.  For so long as the SMH Noteholder, together with its Affiliates, continues to hold through funds or accounts it advises or manages at least $15,000,000 in principal amount of the New PIK Notes, SMH Noteholder shall be entitled to designate one (1) non-voting observer who is a natural person (an “Observer”).  The Observer shall have the right to attend all meetings of the Board and all Committees thereof  and the right to receive, at the same time as the Managers copies of all notices, documents and information pertaining to any such meetings provided to the Managers, but only when and to the same extent such documents and information are delivered to all Managers in their capacities as such; provided,  however, that the Observer may be excluded from any meeting or portion thereof and/or may be precluded from receiving Board or information if the Board in good faith reasonably believes, based on the advice of counsel, that such exclusion or preclusion is (i) reasonably necessary to preserve the attorney-client privilege between the Company and its counsel, (ii) reasonably necessary to avoid a conflict of interest with the Company or any of its Subsidiaries, on the one hand, and SMH Noteholder and any of its Affiliates, on the other hand, due to matters for which the Company and/or such Subsidiaries, on the one hand, and SMH Noteholder and/or any of its Affiliates, on the other hand, are directly adverse or (iii) required by applicable laws (including national security laws) so long as, in each case, the Board notifies SMH Noteholder, of such determination and, if requested by SMH Noteholder, provides the Observer a general description of the information discussed at such meeting (to the extent that providing such description does not jeopardize the attorney-client privilege to be preserved or result in the breach of any applicable laws or conflicts to be avoided) (it being understood and agreed that the Company will take, and cause its Subsidiaries to take, reasonable steps to minimize any such exclusions, to the extent practicable).  The Observer shall, prior to attending any meetings or receiving any information, execute and deliver a reasonable stand-alone confidentiality agreement in a customary form.  Notwithstanding anything to the contrary herein, the Observer shall be automatically removed and all rights of the Observer hereunder shall terminate upon consummation of a redemption in full of the PIK Notes or if SMH Noteholder ceases to hold through funds or accounts it advises or manages at least Fifteen Million Dollars ($15,000,000) in principal amount of the New PIK Notes.  For the avoidance of doubt, the Observer may attend any meeting of the Board via conference telephone or similar communications equipment by which all Managers attending in person or telephonically can hear all other attendees.  The Company shall reimburse the reasonable, documented out-of-pocket expenses for the Observer (if applicable) in connection with attending regular and special meetings of the Board.

Section 6.12   Delegation; Officers.  The Board may, from time to time, delegate to one or more committees (including a compensation committee and audit committee) such authority and duties as the Board may deem advisable in addition to those powers and duties set forth in Section 6.8.  Any delegation pursuant to this Section 6.12 must be in writing and may be revoked at any time by the Board.  The Managers shall name such Officers of the Company as the Managers determine to be necessary or desirable.  Such Officers shall have such duties and responsibilities as the Managers shall delegate to them and such Officers shall perform those duties and responsibilities subject always to the direction and control of the Managers.  Any Officer may be removed and/or replaced at any time by the determination of the Managers.

Section 6.13    Directors’ and Officers’ Insurance.  The Company shall, at all times, maintain directors’ and officers’ liability insurance in such amounts and on such terms as approved by the Board.

Section 6.14     Bank Accounts.  The Board may from time to time authorize Persons to open bank accounts in the name of the Company or any of its Subsidiaries and serve as the signatories thereon.

Section 6.15     No Compensation of Board Members.  Managers shall receive no compensation for serving in such capacity, except for Independent Managers, the compensation of which shall be determined by a majority vote of the Board, if any; provided, however, that each Manager shall be reimbursed for their reasonable and necessary out-of-pocket expenses in connection with attending meetings of the Board.

ARTICLE VII

LIMITED LIABILITY

Section 7.1      Limited Liability.  Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company, except as expressly provided for in this Agreement or any other agreement with the Company.

Section 7.2      Member Limited Liability.  Except as otherwise required by any nonwaivable provision of the Act or other applicable law, no Member or Unitholder shall be bound by or personally liable in any manner whatsoever for any expenses, debts, liabilities or obligations of the Company, and the liability of a Member or Unitholder shall be limited solely to the amount of its capital contribution, to the extent required hereunder.  No Member or Unitholder shall be liable to the Company for the amount of any distribution made in violation of Section 18-607 of the Act, unless and then only to the extent, such Member or Unitholder has actual knowledge (at the time of the distribution) of such violation; provided, for the avoidance of doubt, that the terms of this Section 7.2 as applied to the Members, shall apply mutatis mutandis to any prior member.

Section 7.3      Limited Liability Upon Dissolution.  No Member shall be required to pay to the Company or to any other Member or any Person any amount upon dissolution of the Company or otherwise.

Section 7.4      Fiduciary Duty.  Any duties (including fiduciary duties) of a Member or Unitholder to the Company or to any other Member or Unitholder that would otherwise apply at law or in equity are hereby eliminated to the fullest extent permitted under the Act and any other applicable law; provided that (a) the foregoing shall not eliminate the obligation of each Member and Unitholder to act in compliance with the express terms of this Agreement and (b) the foregoing shall not be deemed to eliminate the implied contractual covenant of good faith and fair dealing.

Section 7.5      Indemnification.  To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence, willful misconduct or willful breach of this Agreement with respect to such acts or omissions; provided, that any indemnity under this Section 7.5 shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability on account thereof.

Section 7.6      Expenses.  To the fullest extent permitted by applicable law, expenses (including, without limitation, reasonable attorneys’ fees, disbursements, fines and amounts paid in settlement) incurred by a Covered Person in defending any claim, demand, action, suit or proceedings relating to or arising out of their performance of their duties on behalf of the Company shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that the Covered Person is not entitled to be indemnified as authorized in Section 7.5.

Section 7.7      Managers’ and Officers’ Indemnity Insurance Coverage.  The Company shall maintain, and shall cause its direct and indirect Subsidiaries to maintain, at all times directors’ and officers’ indemnity insurance coverage in such amounts and on such terms as reasonably satisfactory to the Board.

Section 7.8       Severability.  To the fullest extent permitted by applicable law, if any portion of this Article VII shall be invalidated on any ground by and court of competent jurisdiction, then the Company shall nevertheless indemnify each Manager or Officer and may indemnify each employee or agent of the Company as to costs, charges and expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company, to the fullest extent permitted by any applicable portion of this Article VII that shall not have been invalidated.

ARTICLE VIII

ACCOUNTS AND RECORDS

Section 8.1      Books and Records.  The Board shall cause to be kept ledgers and other books of account of the financial activities of the Company and its Subsidiaries and, subject to such reasonable standards and limitations as shall be established by the Board, shall provide access to such records to each Member, as required under the Act, upon reasonable demand, for any purpose reasonably related to such Member’s Units, but any information so obtained or copied shall be kept and maintained in confidence in accordance with Section 13.7.

Section 8.2      Method of Accounting.  The Company shall use the accrual method of accounting.

Section 8.3      Financial Statements.

(a)        The Company shall use its commercially reasonable efforts to mail or make available to each Member and should include all information to meet the Rule 144A and Rule 144 current public information requirement (e.g., Rule 15c2-11):

(i)         within one hundred twenty (120) days after the end of each Fiscal Year (commencing, for the avoidance of doubt, from the Fiscal Year 2019), the audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such Fiscal Year, and related audited consolidated statements of income and related audited consolidated statements of income, cash flows and equity for such Fiscal Year in comparative form with such financial statements as of the end of, and for, the preceding Fiscal Year, and notes thereto, prepared in accordance with U.S. generally accepted accounting principles; provided that, for the Fiscal Year 2018, the Company shall provide such financial statements (including any applicable stub periods included therein) of the Company and its predecessors, including their respective subsidiaries, as is provided to the Company’s lenders, within two (2) Business Days of being so provided to such lenders; and

(ii)       within forty-five (45) days after the end of each of the first three fiscal quarters of each Fiscal Year, the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter and related unaudited consolidated statements of income and cash flows for such fiscal quarter and for the then elapsed portion of the Fiscal Year, which shall be in comparative form with the consolidated statements of income and cash flows for the comparable periods in the previous Fiscal Year, prepared in accordance with U.S. generally accepted accounting principles.

(b)        The Company shall be deemed to have made the information required pursuant to this Section 8.3 available to each Member if it has (i) made such report available on any publicly available website maintained by or on behalf of the Company or (ii) filed such information with the SEC via its Electronic Data Gathering, Analysis and Retrieval system

(or any successor system) and such information is publicly available on such system.

ARTICLE IX

TRANSFER RESTRICTIONS/REDEMPTIONS

Section 9.1      General Restriction on Transfer.  Except as expressly permitted in this Agreement, no Member or Unitholder shall in any way, directly or indirectly, sell, exchange, transfer, hypothecate, negotiate, gift, bequeath, convey in trust, pledge, mortgage, grant a security interest in, assign, encumber or otherwise dispose of all or any portion of such Member’s or such Unitholder’s Units, including by merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise (a “Transfer”).

Section 9.2      Certain Permitted Transfers.

(a)        Except as otherwise provided in this Section 9.2 and any restrictions set forth in any other agreement between a Member or Unitholder, on the one hand, and the Company, on the other hand, and any applicable law (including the Securities Act), a Member or Unitholder holding Transferable Units may Transfer all or any portion of such Member’s or Unitholder’s Transferable Units.

(b)        No Transfer may be made pursuant to this Section 9.2 which would (i) violate or be inconsistent with any agreement a Member or Unitholder may have with the Company, or (ii) violate applicable law, including the then-applicable U.S. federal and state securities laws or rules and regulations of the SEC, any state securities commission or any other governmental entity with jurisdiction over such Transfer.

(c)        The Company shall keep or cause to be kept on behalf of the Company the Register which, subject to such reasonable regulations the Board may prescribe and subject to Section 9.2(e), will provide for the registration and transfer of Transferable Units.  A Transfer Agent (other than the Company) may be appointed registrar and transfer agent for the purpose of registration of and Transfers of Units as herein provided. In the absence of manifest error, the Register kept by or on behalf of the Company shall be conclusive as to the identity of the holders of Units.  With respect to certificated Units issued by the Company, if any, upon surrender of a certificate for registration of Transfer of any Units evidenced by such certificate, the Company (as Transfer Agent) shall deliver, and in the case of certificated Units of a class or series of Units for which a Transfer Agent (other than the Company) has been appointed, the Company shall direct the Transfer Agent to countersign and deliver, in the name of the Record Holder or the designated transferee or transferees, to the extent and as required pursuant to the Record Holder’s instructions, one or more new certificates evidencing the same aggregate number and type of Units as were evidenced by the certificate so surrendered.  In the case of any Transfer of Class C Common Units or Class M Common Units permitted by this Agreement, a transferor shall provide the address and other contact information for each such transferee as contemplated by Section 13.9.  The Company shall not recognize any purported Transfer of Units until the Transfer is registered in the Register; provided that in the event that any Units are represented by certificates, no Distributions shall be paid in respect of any such Transferred certificated Units until the certificate evidencing such Units are surrendered to the Transfer Agent.

(d)        A transferee that becomes a Member or Unitholder,  as applicable,  pursuant to this Section 9.2 shall have, to the extent Transferred, the rights and powers, and shall be subject to the restrictions and liabilities, of a Member or Unitholder, as applicable, under this Agreement.  By acceptance of the Transfer of any Unit or the issuance of any Unit, in each case, in accordance with the terms of this Agreement, each transferee of a Unit, including any nominee holder or agent or representative acquiring such Unit for the account of another Person, (i) shall become the Record Holder of the Unit so transferred or issued, (ii) shall be admitted to the Company as a Member or Unitholder, as applicable, with respect to the Units so Transferred or issued to such transferee or other recipient when any such Transfer or admission is reflected in the Register, with or without execution of this Agreement, (iii) shall become bound by the terms of, and shall be deemed to have agreed to be bound by, this Agreement, with or without execution of this Agreement, (iv) represents that the transferee or other recipient has the capacity, power and authority to enter into this Agreement, (v) grants the powers of attorney specified herein and (vi) makes the consents, acknowledgements and waivers contained in this Agreement.

(e)        Each Member and Unitholder covenants and agrees not to, directly or indirectly, Transfer or cause the Transfer of any of such Member’s or Unitholder’s Units or any interest therein except in accordance with the terms and conditions of this Agreement.  Any attempted Transfer not in accordance with the terms and conditions of this Agreement shall be null and void and of no force or effect, and the Company shall not recognize any such attempted Transfer.

Section 9.3      Preemptive Rights.

(a)        Each Preemptive Right Holder shall, pursuant to the procedures described in this Section 9.3, have the right to purchase a number of New Securities (“Preemptive Securities”) proposed to be issued by the Company equal to such Preemptive Right Holder’s Preemptive Overall Percentage Interest, or such lesser number, of the total number of New Securities that the Company may propose to issue and sell to any Person.

(b)        In the event the Company proposes to undertake an issuance of New Securities, it will give each Preemptive Right Holder written notice of such issuance (which notice shall be delivered at least ten (10) days prior to such issuance), describing the New Securities and the price and terms upon which the Company proposes to issue the same, and setting forth the number of New Securities which such Preemptive Right Holder is entitled to purchase pursuant to such Preemptive Right Holder’s Preemptive Overall Percentage Interest and the aggregate purchase price therefor.  Each Preemptive Right Holder will have ten (10) days from the date of delivery of any such notice from the Company to (i) agree to purchase a specified portion of such New Securities up to such Preemptive Right Holder’s Preemptive Overall Percentage Interest, or any lesser number, for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of Preemptive Securities to be purchased and (ii) provide to the Company evidence, reasonably satisfactory to the Company, that it is a Preemptive Right Holder.

(c)        In the event any Preemptive Right Holder fails to exercise its right to purchase up to its Preemptive Overall Percentage Interest within the allotted ten (10) day period, the Company will have one hundred and eighty (180) days thereafter to issue and sell the

Preemptive Securities as to which such Preemptive Right Holder’s right was not exercised, at a price and upon such other terms no more favorable to the purchasers thereof (subject to the provisions set forth in Section 9.3(b)) than those specified in the Company’s notice.  In the event the Company has not issued and sold such New Securities within such one hundred and eighty (180) day period, the Company will not thereafter issue or sell any New Securities without first offering such Preemptive Securities to each Preemptive Right Holder in the manner provided in Section 9.3(b).

(d)        Except as otherwise provided herein and subject to Section 9.2, any Preemptive Right Holder may transfer its rights under this Section 9.3 to any of its Affiliates upon prior written notification of such transfer to the Company.

(e)        The closing of any issuance and sale of Preemptive Securities shall be on the date set forth in the notice provided by the Company pursuant to Section 9.3(b).  The exercise or non-exercise of the rights of the Preemptive Right Holders under this Section 9.3 shall not adversely affect their rights to participate in subsequent offerings of Preemptive Securities subject to Section 9.3.

(f)        The provisions of this Section 9.3 shall not apply to Transfers made pursuant to Section 9.2 or Section 9.4.

Section 9.4      Approved Sale.

(a)        If at any time, a Change of Control Transaction with an unaffiliated third party is approved pursuant to Section 6.9(h), or proposed by a Qualified Noteholder or Former Qualified Noteholder and subsequently approved pursuant to Section 6.9(h) (in each case, an “Approved Sale”), each Member and Unitholder hereby agrees to vote for, consent to and raise no objections against such Approved Sale, as applicable.  If the Approved Sale is structured as a (A) merger or consolidation, each Member and Unitholder, as applicable, shall waive any dissenters’ rights, appraisal rights or similar rights in connection with such merger or consolidation (B) sale of Units, each Member and Unitholder, as applicable, shall agree to sell all of its Units on the terms and conditions approved by the Qualified Noteholder or Former Qualified Noteholder, as applicable, or (C) a sale of assets, each Member and Unitholder, as applicable, waive any dissenters’ rights, appraisal rights or similar rights in connection with such sale and approve such sale and any subsequent liquidation of the Company or other Distribution of the proceeds therefrom.  The Company and each Member and Unitholder shall take all necessary or desirable actions in connection with the Approved Sale as reasonably requested by the Company or a Qualified Noteholder of Former Qualified Noteholder, as applicable.

(b)        Notwithstanding any provision in this Section 9.4 to the contrary, the aggregate proceeds from any Approved Sale under this Section 9.4 shall be distributed or allocated to the Members and Unitholders in accordance with any liquidation rights and preferences set forth in this Agreement applicable to any outstanding class or series of Units of the Company.

(c)        For purposes of any Transfer made pursuant to this Section 9.4, each Member hereby constitutes and appoints the Company, with full power of substitution, as his, her or its true and lawful agent, proxy and attorney-in-fact, with full power and authority in his, her or its name, place and stead, to (i) vote all of such Member’s Voting Units and any other voting securities of the Company over which such Member has voting control in favor of such Approved Sale and (ii) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices all conveyances and other instruments or documents which the Board deems reasonably appropriate or necessary to effect any Transfer made pursuant to this Section 9.4.  The foregoing proxy and power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Member and the Transfer of all or any portion of any such Member’s Units and shall extend to such Member’s, heirs, successors, assigns and personal representatives.  For the avoidance of doubt, the Company shall, on behalf of each Unitholder, have the power and authority to execute any conveyance, instrument or document which the Board deems appropriate or necessary to effect any Transfer made pursuant to this Section 9.4.

Section 9.5       Acceptable Refinancing.  In the event the Company consummates a refinancing transaction with respect to the Revolving Credit Agreement (as defined in the Restructuring Agreement) and the Ivy Credit Agreement (as defined in the Restructuring Agreement) on terms approved by the Board pursuant to Section 6.9 hereof which are acceptable to the Allianz Noteholder in its sole discretion, (a) prior to the one-year anniversary of the Effective Date, two-thirds of all Class B Common Units issued on the Effective Date and outstanding immediately prior to such refinancing shall be deemed returned to the Company by each Member holding Class B Common Units on a pro rata basis and will be available for issuance by the Company in the form of Additional Financing Units to the provider of such refinancing (provided that, such Additional Financing Units, at the election of the Allianz Noteholder, may be in the form of non-voting Units), on the one hand, and ratably to each Member holding Class B Common Units, on the other hand, in such amounts as are determined by the Board and are acceptable to the Allianz Noteholder in its sole discretion, and (b) prior to the two-year anniversary of the Effective Date, one-third of all Class B Common Units issued on the Effective Date and outstanding immediately prior to the refinancing shall be deemed returned to the Company by each Member holding Class B Common Units on a pro rata basis and will be available for issuance by the Company in the form of Additional Financing Units to the provider of such refinancing (provided that, such Additional Financing Units, at the election of the Allianz Noteholder, may be in the form of non-voting Units), on the one hand, and ratably to each Member holding Class B Common Units, on the other hand, in such amounts as are determined by the Board and are acceptable to the Allianz Noteholder in its sole discretion; provided,  however, that in the case of either clause (a) or clause (b) above, if the holders of Class B Common Units are not a provider of such refinancing then the Allianz Noteholder shall have no approval right in connection with determining the amount of Class B Common Units that may be available in the form of Additional Financing Units to the provider of such refinancing and the Members holding Class B Common Units.  For the avoidance of doubt, the issuance of Additional Financing Units pursuant to this Section 9.5 shall be subject to the Additional Financing Units Cap.

ARTICLE X

PUBLIC OFFERING; REGISTRATION RIGHTS

Section 10.1    IPO; Registration Rights.  If, subject to Section 6.9, at any time the Board desires to cause the initial Public Offering of securities of the Company or an IPO Entity (an “Initial Public Offering” or “IPO”) or Public Offering, the Company and Members, as applicable, shall comply with the following provisions:

(a)        IPO Entity.  If the Board desires to cause (i) a Transfer of all or a substantial portion of the assets of the Company or the Units to a newly organized corporation or other business entity (an “IPO Entity”), (ii) a merger or consolidation of the Company into or with a IPO Entity, or (iii) another restructuring of all or substantially all the assets or Units of the Company into an IPO Entity, including by way of the conversion of the Company into a corporation (provided that the parties shall use reasonable best efforts to replicate the rights and obligations of each class of Units in the organizational documents of such corporation) (any such corporation also herein referred to as an “IPO Entity”), in any such case in anticipation of or otherwise in connection with the Initial Public Offering or Public Offering, as the case may be, which, prior to the New PIK Notes Redemption would qualify as a Specified Event, the Company and each Member shall take such steps to effect such Transfer, merger, consolidation, conversion or other restructuring as may be reasonably requested by the Board, including, without limitation, executing and delivering all agreements, instruments and documents as may be reasonably required and Transferring or tendering such Member’s Units to an IPO Entity in exchange or consideration for shares of capital stock or other equity interests of the IPO Entity, determined in accordance with the valuation procedures set forth in this Section 10.1.

(b)        Registration Rights.  The Company shall comply with the registration rights agreement in the form attached hereto as Exhibit B.

(c)        Class M Common Units.  The Company and Members shall take such steps as necessary to exchange or convert the Class M Common Units for or into a proportionate number of shares of voting common stock or other voting common equity interests of the IPO Entity.

(d)        Class C Common Units.  The Company and Members shall take such steps as necessary to exchange or convert the Class C Common Units for or into a proportionate number of shares of voting common stock or other voting common equity interests of the IPO Entity.

Section 10.2    Fair Market Value.  In connection with a transaction described in Section 10.1, the Board shall, in good faith but subject to the following sentence, determine the fair market value of the assets and/or Units Transferred to, merged with or converted into shares of the IPO Entity, the aggregate fair market value of the IPO Entity and the number of shares of capital stock or other equity interests to be issued to each Member in exchange or consideration therefor.  In determining fair market value, (i) the closing price to the public in the Initial Public Offering shall be used by the Board to determine the fair market value of the capital stock or other equity interests of the IPO Entity and (ii) the Distributions that the Members would have received with respect to their Units if the Company were dissolved, its affairs wound up and Distributions made to the Members in accordance with Section 4.1 shall determine the fair market value of the Units.

Section 10.3    Appointment of Proxy.  Each Member hereby makes, constitutes and appoints the Company, with full power of substitution and resubstitution, its true and lawful attorney, for it and in its name, place and stead and for its use and benefit, to act as its proxy in respect of any vote or approval of Members required to give effect to this Article X, including any vote or approval required under § 18-209 or § 18-216 of the Act.  The proxy granted pursuant to this Article X is a special proxy coupled with an interest and is irrevocable.

ARTICLE XI

TERMINATION

Section 11.1    Dissolution.  The Company shall be dissolved and its business and affairs wound up upon the happening of any of the following events, whichever shall first occur:

(a)        subject to Section 6.9(l), the determination of the Board;

(b)        the sale or other disposition of all of the Company’s assets; or

(c)        the entry of a decree of judicial dissolution of the Company under § 18-802 of the Act.

Section 11.2    Termination.  In the event of a dissolution of the Company, the business of the Company shall be wound up and the Company terminated as promptly as practicable thereafter.  The Board shall act as liquidator.  The Board shall cause to be prepared a statement setting forth the Company’s assets and liabilities as of the date of dissolution, a copy of which statement shall be furnished to all of the Members.  The assets of the Company may, subject to Section 6.9(h), be sold by the Board in an orderly and commercially reasonable manner or distributed in kind, in either case in whole or in part, as the Board shall determine, in the exercise of its business judgment.  Upon completion of the distribution of the Company’s assets as provided herein, the Company shall be terminated (and the Company shall not be terminated prior to such time), and the Board (or such other Person or Persons as the Act may require or permit) shall file a certificate of cancellation with the Secretary of State of the State of Delaware, cancel any other filings made pursuant to this Agreement that are to be or should be canceled, and take such other actions as may be necessary to terminate the Company.  The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 11.2.

Section 11.3    Payment of Debts.  The assets shall first be applied to the payment of the liabilities of the Company and the expenses of liquidation.

Section 11.4    Remaining Distribution.

(a)        The assets remaining after the application of Section 11.3 shall be distributed to the Members and Unitholders in accordance with Article IV, either in cash or in kind with any assets distributed in kind being valued for this purpose at their fair market value (as determined by the Board).  Unless otherwise consented to by the holders of the Requisite Voting

Units, in the event of a Distribution consisting of cash and in-kind assets, all cash will be distributed first to the holders of the Voting Units.  All Distributions to the Members and Unitholders of any class shall be in the same proportion of cash and in-kind assets.

(b)        Notwithstanding the provisions of Section 11.3 or this Section 11.4, the Board may retain such amount as it reasonably deems necessary as a reserve for any contingent liabilities or obligations of the Company, which reserve, after the passage of a reasonable period of time, shall be distributed pursuant to the provisions of this Article XI.

ARTICLE XII

AMENDMENTS

Subject to Section 6.9(g), the Board may amend this Agreement at any time by written instrument;  provided,  however, that if any such modification, amendment or waiver would affect in any material and adverse way (a) any Qualified Noteholder, Former Qualified Noteholder, SMH Noteholder or (b) any holder of Voting Units disproportionately to any other holder of Voting Units that is similarly situated, such amendment, modification or waiver shall also require the written consent of the Qualified Noteholders, Former Qualified Noteholder, SMH Noteholder or holders of Voting Units so adversely affected, as applicable; provided,  further, that (i) for so long as SMH Noteholder is entitled to appoint an Observer pursuant to Section 6.11, SMH Noteholder’s right to appoint such Observer and the rights of such Observer shall not be amended or modified without the prior written consent of SMH Noteholder; (ii) any amendment or waiver which would affect in any material and adverse way the rights of the holders of Class A Common Units to (A) the fiduciary duties owed pursuant to Section 6.10, (B) the information rights afforded the Members pursuant to Section 8.3, (C) the provisions pertaining to the Transfer of Units set forth in Section 9.2, (D) the preemptive rights set forth in Section 9.3, (E) the registration rights set forth in Article X, (F) the voting rights afforded such Members pursuant to Section 6.2(b) and Section 6.9(h), (G) the rights set forth in Section 9.4(b), (H) the distribution rights afforded such Members pursuant to Section 4.1, (I) the rights afforded such Members pursuant to Article XI or (J) the consent rights afforded such Members pursuant to this Article XII, shall not be amended or modified without the affirmative vote of the Members holding Class A Common Units, holding a majority of the voting power of the outstanding Class A Common Units (including, in respect of any Section referenced in the foregoing clauses (A) through (J), any defined terms used in such Section as applied to such Section) and any definition referencing Class A Common Units shall not be amended without the affirmative vote of the Members holding a majority of the outstanding Class A Common Units, provided, that, for the avoidance of doubt, the issuance of any additional Units or creation of a new class of Units pursuant to and in accordance with Section 3.7 shall not be deemed to affect the rights and obligations of the Class A Common Units in a material or adverse way, (iii) any amendment or waiver that would affect in any material and adverse way the rights and obligations of the holders of Class C Common Units or Class M Common Units set forth in Sections 3.5,  3.6,  4.1,  9.4(b), 10.1(c) and 10.1(d) and Articles XI and XII (including any defined terms used therein as applied to such Sections) and any definition referencing Class C Common Units or Class M Common Units, shall not be amended without the affirmative vote of the Members holding such Class C Common Units or Class M Common Units, as applicable, holding, (1) in the case of the Class C Common Units, a majority of the voting power of such Class C Common Units present in person or represented by proxy and entitled to vote on the matter subject to a vote, and (2) in the case of the Class M Common Units, at least seventy five percent (75%) of the voting power of such Class M Common Units present in person or represented by proxy and entitled to vote on the matter subject to a vote; provided, further, that, for the avoidance of doubt, the issuance of any additional Units or creation of a new class of Units pursuant to and in accordance with Section 3.7 (and any amendment to this Agreement related thereto) shall not be deemed to affect the rights and obligations of the Class C Common Units or Class M Common Units in a material or adverse way, and (iv) any amendment or waiver that would affect in any material and adverse way the rights and obligations of the holders of Class M Common Units set forth in Section 6.9(b) (including any defined terms used therein as applied to such Section) shall require the affirmative vote of the Members holding such Class M Common Units holding at least seventy five percent (75%) of the voting power of such Class M Common Units present in person or represented by proxy and entitled to vote on the matter subject to a vote.

ARTICLE XIII

MISCELLANEOUS

Section 13.1   Severability.  If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.2    Descriptive Headings; Interpretation.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.  Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa.  The use of the word “including” in this Agreement shall be by way of example rather than by limitation.  Unless the context of this Agreement otherwise requires, the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement, and the terms Article,  Section and Schedule refer to the specified Article, Section or Schedule of this Agreement.  Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof.  Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document, or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification.  Wherever required by the context, references to a Fiscal Year shall refer to a portion thereof.  The use of the words “or,” “either,” and “any” shall not be exclusive.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.  Wherever a conflict exists between this Agreement and any other agreement among the Members in their capacity as Members (other than any agreement to the extent further restricting the Transfer of Units entered into on or after the

Effective Date, by and among the Members holding Voting Units), this Agreement shall control but solely to the extent of such conflict.

Section 13.3    Governing Law.  This Agreement and all matters arising hereunder or in connection herewith shall be governed by and construed in accordance with the law of the State of Delaware.

Section 13.4    Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Members, Unitholders and their respective successors and permitted assigns.

Section 13.5    Waivers.  The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation, and no delay by any party in exercising any right or remedy under this Agreement shall operate as a waiver thereof.

Section 13.6    Entire Agreement.  This instrument contains all of the understandings and agreements of whatever kind and nature existing between the parties hereto with respect to this Agreement and the rights, interests, understandings, agreements and obligations of the respective parties pertaining to the continuing operations of the Company.

Section 13.7     Confidentiality.  Each Member and Unitholder hereby agrees that it will not, and will cause each of its Affiliates not to, at any time reveal to any Person or use in any way detrimental to the other party or the Company, or the Company’s business, any of the non-public, confidential or proprietary information received in connection with this Agreement or the transactions contemplated thereby, other than such information that (a) is obtained or developed independently, (b) is generally available to the public (other than as a result of a disclosure by such Person in violation of this Agreement or any other agreement to which such Person is a party); (c) is available to such Person on a non-confidential basis from a source (including any Member, as the case may be) that is not prohibited from disclosing such information to such Person, or (d) is obtained in accordance with Section 8.3.  Nothing in this Section 13.7 shall limit any Member from (i) complying with any applicable regulation, (ii) distributing information to Affiliates, provided such information shall remain subject to this Section 13.7, (iii) making disclosures required to be made to a banking, financial, accounting or securities supervisory authority or similar supervisory authority pursuant to such authority’s exercise of its supervisory or audit functions or (iv) as required under applicable law or under subpoena or other process of laws.  Notwithstanding the foregoing, a Member may disclose confidential information regarding the Company and the Company’s business to such Member’s attorneys, other advisors and proposed transferees of Units so long as such attorneys, other advisors and proposed transferees agree to maintain the confidentiality of such information to the same extent applicable to Members hereunder and, with respect to proposed transferees, such prospective Transfer would be permitted under the terms of this Agreement.  Notwithstanding anything in this Agreement to the contrary, no Unitholder shall be (A) entitled to receive any of the non-public, confidential or proprietary information provided to Members in connection with this Agreement or the transactions contemplated hereby or (B) afforded the protections provided to Members making permitted disclosures of such non-public, confidential or proprietary information under this Section 13.7.

Section 13.8    Third Party Beneficiaries

(a)        As it relates to Section 6.8(d) and Section 6.10 and the registration rights agreement attached hereto as Exhibit B, any beneficial holder, together with its Affiliates, of Fifteen Million Dollars ($15,000,000) or more of New PIK Notes, is hereby named as a third-party beneficiary, entitled to fully exercise any rights and benefits afforded to the Members and Unitholders in connection with such Sections.

(b)        Except as provided under Section 13.8(a), this Agreement is made and entered into for the sole protection and legal benefit of the Members and Unitholders and their respective successors and permitted assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement.

Section 13.9     Notices.   All notices, deliveries and other communications pursuant to this Agreement will be in writing and will be deemed given if delivered personally, telecopied, delivered by globally recognized express delivery service or sent by electronic mail to the Company or the Members at the addresses or facsimile numbers set forth in the books and records of the Company or to such other address, facsimile number or electronic mail address as the Person to whom notice is to be given may have furnished to the Company in writing in accordance herewith.  Any such notice, delivery or communication will be deemed to have been delivered and received (a) in the case of personal delivery or delivery by electronic mail, on the date of such delivery, (b) in the case of telecopy, on the calendar after the day that the Person giving notice receives electronic confirmation of sending from the sending telecopy machine and (c) in the case of a globally recognized express delivery service, on the day that receipt by the addressee is confirmed pursuant to the service’s systems.

Signature page follows.

Execution Version

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date above first written.

COMPANY:

	By:	/s/ Sherman K. Edmiston III
	Name:	Sherman K. Edmiston III
	Title:	Member

MEMBERS:

Allianz US High Yield

	By:	/s/ Brit Stickney
	Name:	Brit Stickney
	Title:	Portfolio Manager

AllianzGI Income & Growth High Yield

	By:	/s/ Brit Stickney
	Name:	Brit Stickney
	Title:	Portfolio Manager

AllianzGI Convertible & Income Fund

	By:	/s/ Brit Stickney
	Name:	Brit Stickney
	Title:	Portfolio Manager

AllianzGI Convertible & Income Fund II

	By:	/s/ Brit Stickney
	Name:	Brit Stickney
	Title:	Portfolio Manager

Contra Costa Employees Retirement Association

By:	/s/ Brit Stickney
Name:	Brit Stickney
Title:	Portfolio Manager

AllianzGI High Yield Bond Fund

By:	/s/ Brit Stickney
Name:	Brit Stickney
Title:	Portfolio Manager

Baptist Health Systems

By:	/s/ Brit Stickney
Name:	Brit Stickney
Title:	Portfolio Manager

UFCW Consolidated Pension Fund

By:	/s/ Brit Stickney
Name:	Brit Stickney
Title:	Portfolio Manager

AllianzGI Convertible & Income 2024 Target Term Fund

By:	/s/ Brit Stickney
Name:	Brit Stickney
Title:	Portfolio Manager

Allianz Selection Income and Growth Fund

By:	/s/ Brit Stickney
Name:	Brit Stickney
Title:	Portfolio Manager

AllianzGI Diversified Income and Convertible Fund

By:	/s/ Brit Stickney
Name:	Brit Stickney
Title:	Portfolio Manager

Allianz Selection US High Yield

By:	/s/ Brit Stickney
Name:	Brit Stickney
Title:	Portfolio Manager

West CLO 2013-1 Ltd.

By:	/s/ Brit Stickney
Name:	Brit Stickney
Title:	Portfolio Manager

Allianz Global Investors U.S. LLC

By:	/s/ Brit Stickney
Name:	Brit Stickney
Title:	Portfolio Manager

SMH CAPITAL ADVISORS, LLC, solely as sub-investment advisor to, and on behalf of, the Mercer QIF Fund PLC, and not individually

By:	/s/ Dwayne Moyers
Name:	Dwayne Moyers
Title:	President